UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2010
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

(e)
On December 1, 2010, the Company entered into a Consulting Services Agreement with Thomas M. Ohlmacher, Chief Operating Officer of its Non-regulated Energy Group, and T.O.P., LLC, a South Dakota limited liability company (“T.O.P.”).  Mr. Ohlmacher is the managing member of T.O.P. and previously announced his plans to retire from the Company effective March 30, 2011.

The Consulting Services Agreement provides that from March 30, 2011 until September 30, 2012, the Company will engage T.O.P. as an independent contractor and consultant, to advise the Company on strategic, project development and operating matters related to its regulated and non-regulated business activities.  In compensation for services, including non-competition, avoidance of conflict and confidentiality, the Company will pay T.O.P. $143,750 on January 15, 2012 and $143,750 on September 30, 2012.  The Consulting Services Agreement is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

10	Consulting Services Agreement between Black Hills Corporation, Thomas M. Ohlmacher, and T.O.P., LLC dated December 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Steven J.Helmers
Steven J. Helmers
Senior Vice President
and General Counsel

Date: December 2, 2010

EXHIBIT INDEX

Exhibit #

10	Consulting Services Agreement between Black Hills Corporation, Thomas M. Ohlmacher, and T.O.P., LLC dated December 1, 2010.